Exhibit 99.1

CONTACTS:

For Media Inquiries:	For Investor Inquiries:

Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 communications@cepheid.com	Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid

904 Caribbean Drive

Sunnyvale, CA 94089

Telephone: 408.541.4191

Fax: 408.541.4192

CEPHEID REPORTS 2011 THIRD QUARTER RESULTS

Record Revenue Driven by 33% Growth in Clinical Molecular Diagnostics

SUNNYVALE, California, October 20, 2011 – Cepheid (Nasdaq: CPHD) today reported revenues for the third quarter of 2011 of $70.2 million. Net income was $1.9 million, or $0.03 per share, which compares to revenues of $56.1 million and a net loss of $1.1 million, or $(0.02) per share, in the third quarter of 2010.

Excluding amortization of purchased intangible assets and employee stock-based compensation expense, non-GAAP net income for the third quarter was $7.6 million, or $0.11 per share. This compares to a non-GAAP net income of $3.7 million, or $0.06 per share, in the third quarter of 2010.

“Our GeneXpert® system continued to gain recognition during the third quarter, reflected in record revenue driven by particularly strong growth in our commercial clinical reagent business in North America,” said John Bishop, Cepheid’s Chief Executive Officer. “Additionally, we saw very strong system placements associated with our Xpert® test for detection and identification of multi-drug resistant tuberculosis in High Burden Developing Countries.”

“With almost 2,500 GeneXpert systems placed globally to date,” continued Bishop, “our family of Xpert molecular diagnostic systems and tests is impacting the treatment decisions of more patients than ever before, thanks to our unique combination of accuracy, ease-of-use and speed.”

Operational Overview

-	Total product sales of $67.3 million in the third quarter of 2011 compared to $54.9 million in the third quarter of 2010. By business, product sales were, in millions:

	Three Months Ended September 30,
	2011	2010	Change
Clinical Systems	$14.0	$11.6	20%
Clinical Reagents	45.6	33.2	37%

Total Clinical	59.6	44.8	33%

Non-Clinical	7.7	10.1	-24%

Total Product Sales	$67.3	$54.9	23%

-	By geography, product sales were, in millions:

	Three Months Ended September 30,
	2011	2010	Change
North America
Clinical	$43.1	$36.6	18%
Non-Clinical	6.2	8.8	-30%

Total North America	49.3	45.4	9%

International
Clinical	16.5	8.2	101%
Non-Clinical	1.5	1.3	16%

Total International	18.0	9.5	89%

Total Product Sales	$67.3	$54.9	23%

-	During the quarter, Cepheid installed a total of 122 GeneXpert systems in its commercial Clinical business. Additionally, the Company placed a total of 141 GeneXpert systems as part of its High Burden Developing Country (HBDC) program. Including the HBDC systems, a cumulative total of 2,487 GeneXpert systems have been placed worldwide as of September 30, 2011.

-	GAAP gross margin on product sales was 56% and non-GAAP gross margin on product sales was 57%, which compares to 50% and 52%, respectively, in the third quarter of 2010.

-	Cash and cash equivalents were $110.8 million as of September 30, 2011.

-	DSO was 40 days.

Termination of Roche License

Cepheid is terminating the remainder of its PCR license from F. Hoffmann-La Roche Ltd. and Roche Molecular Systems, Inc. (collectively “Roche”) after determining that any patents remaining under the license are not pertinent to Cepheid’s future business plans. As a result, Cepheid expects to take a one-time charge of approximately $5.4 million to cost of product sales in the fourth quarter of 2011 to reflect acceleration of the remaining amortization of the original up-front license fee.

Business Outlook

For the fiscal year ending December 31, 2011, the Company expects:

-	Total revenue to be in the range of $269 to $272 million;

-	Net income in the range of $0.00 to $0.03 per share. This includes a one-time charge to cost of product sales related to the termination of the remainder of the Roche PCR license detailed above of approximately $5.4 million, or $0.08 per share, in the fourth quarter of 2011;

-

Non-GAAP net income in the range of $0.41 to $0.44 per share. Expected non-GAAP net income excludes approximately $20 million related to stock compensation expense, $5.4 million related to the one-time charge related to the termination of the remainder of the Roche

PCR license detailed above, and approximately $2 million related to the amortization of acquired intangibles.

The fully diluted GAAP share count for the year is expected to be approximately 67 million and the fully diluted non-GAAP share count for the year is expected to be approximately 68 million.

Accessing Cepheid’s Third Quarter Results’ Conference Call

The Company will host a management presentation at 2:00 p.m. Pacific Time on Thursday, October 20, 2011 to discuss the results. To access the live webcast, please visit Cepheid’s website at www.cepheid.com/investors at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

Interested participants may also listen to the live teleconference call by dialing (866) 510-0704 or (617) 597-5362, and entering participant code 73274303. A replay will be available for seven days beginning at 4:00 p.m. Pacific Time. Access numbers for this replay are (888) 286-8010 or (617) 801-6888, with passcode 98690152.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Use of Non-GAAP Measures

The Company has supplemented the GAAP financial information contained in this release with non-GAAP measures that do not include employee share-based compensation expense and amortization of purchased intangible assets and, with respect to expected non-GAAP net income and non-GAAP net income per share, the charge related to the termination of the Roche license. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee stock-based compensation expense. These expenses consist primarily of expenses for employee stock options, the employee stock purchase plan and employee restricted stock under ASC 718 (formerly SFAS 123(R)). The Company excludes employee stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, as the Company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of purchased intangible assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Termination of License. The Company will incur a one-time expense related to the acceleration of the remaining amortization of the original up-front license fee related to the Roche license. The Company excludes this item because it is one-time in nature and not reflective of ongoing operating results in the period incurred.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth, future revenues and future net income/loss, including on a non-GAAP basis. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our success in increasing direct sales and the effectiveness of new sales personnel; the performance and market acceptance of new products; sufficient customer demand; our ability to develop and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; variability in systems placements and reagent pull-through in the Company’s HBDC program; unforeseen supply, development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; costs associated with litigation; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

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CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
System sales	$14,748	$12,491	$41,577	$33,216
Reagent and disposable sales	52,600	42,386	147,000	117,491

Total product sales	67,348	54,877	188,577	150,707
Other revenues	2,865	1,178	8,884	3,035

Total revenues	70,213	56,055	197,461	153,742

Costs and operating expenses:
Cost of product sales	29,644	27,279	84,208	78,565
Collaboration profit sharing	1,096	2,404	3,281	5,713
Research and development	15,223	10,986	42,712	30,837
Sales and marketing	12,875	9,969	36,201	28,214
General and administrative	9,316	6,033	25,851	17,596

Total costs and operating expenses	68,154	56,671	192,253	160,925

Income (loss) from operations	2,059	(616)	5,208	(7,183)
Other expense, net	(38)	(109)	(637)	(646)

Income (loss) before income taxes	2,021	(725)	4,571	(7,829)

Benefit from (provision for) income taxes	(99)	(397)	(295)	567

Net income (loss)	$1,922	$(1,122)	$4,276	$(7,262)

Basic net income (loss) per share	$0.03	$(0.02)	$0.07	$(0.12)

Diluted net income (loss) per share	$0.03	$(0.02)	$0.06	$(0.12)

Shares used in computing basic net income (loss) per share	63,507	59,987	62,271	59,476

Shares used in computing diluted net income (loss) per share	67,417	59,987	66,361	59,476

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$110,809	$79,538
Accounts receivable, net	31,058	28,010
Inventory	53,266	37,598
Prepaid expenses and other current assets	9,151	4,138

Total current assets	204,284	149,284
Property and equipment, net	30,609	27,438
Other non-current assets	653	607
Intangible assets, net	19,951	24,688
Goodwill	18,320	18,594

Total assets	$273,817	$220,611

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,889	$21,957
Accrued compensation	16,290	12,594
Accrued royalties	7,474	7,994
Accrued and other liabilities	1,824	1,288
Current portion of deferred revenue	9,237	8,207
Current portion of notes payable	189	1,679

Total current liabilities	59,903	53,719
Long-term portion of deferred revenue	2,819	4,057
Notes payable, less current portion	875	4,991
Other liabilities	3,249	4,182

Total liabilities	66,846	66,949

Shareholders’ equity:
Common stock	323,131	288,387
Additional paid-in capital	87,649	72,731
Accumulated other comprehensive income	97	726
Accumulated deficit	(203,906)	(208,182)

Total shareholders’ equity	206,971	153,662

Total liabilities and shareholders’ equity	$273,817	$220,611

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$4,276	$(7,262)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment	7,715	6,877
Amortization of intangible assets	5,183	5,220
Stock-based compensation related to employees and consulting services rendered	14,519	12,314
Write-offs of other intangible assets acquired in acquisitions	—	25
Unrealized gain on auction rate securities	—	(1,714)
Unrealized loss on put option	—	1,844
Deferred rent	69	19
Changes in operating assets and liabilities:
Accounts receivable	(3,513)	(2,412)
Inventory	(15,255)	285
Prepaid expenses and other current assets	(4,492)	(790)
Other non-current assets	(45)	(244)
Accounts payable and other current liabilities	2,350	(2,913)
Accrued compensation	3,696	929
Deferred revenue	(207)	1,547

Net cash provided by operating activities	14,296	13,725

Cash flows from investing activities:
Capital expenditures	(10,841)	(9,261)
Payments for technology licenses	(1,000)	(1,000)
Cost of acquisitions, net	(296)	(1,300)
Proceeds from the sales of short-term investments	—	24,800
Proceeds from the sale of fixed assets	20	89

Net cash provided by (used in) investing activities	(12,117)	13,328

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options	34,777	12,189
Proceeds from notes payable	—	4,448
Principal payment of bank borrowing	—	(14,618)
Principal payment of notes payable	(5,605)	(258)

Net cash provided by financing activities	29,172	1,761

Effect of exchange rate change on cash	(80)	591

Net increase in cash and cash equivalents	31,271	29,405
Cash and cash equivalents at beginning of period	79,538	35,786

Cash and cash equivalents at end of period	$110,809	$65,191

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cost of product sales	$29,644	$27,279	$84,208	$78,565
Stock compensation expense	(307)	(828)	(1,241)	(1,835)
Amortization of purchased intangible assets	(347)	(339)	(1,036)	(1,028)

Non-GAAP measure of cost of product sales	$28,990	$26,112	$81,931	$75,702

Gross margin on product sales per GAAP	56%	50%	55%	48%
Gross margin on product sales per Non-GAAP	57%	52%	57%	50%

Operating expenses	$37,414	$26,988	$104,764	$76,647
Stock compensation expense	(4,869)	(3,567)	(13,278)	(10,479)
Amortization of purchased intangible assets	(107)	(122)	(322)	(331)

Non-GAAP measure of operating expenses	$32,438	$23,299	$91,164	$65,837

Income (loss) from operations	$2,059	$(616)	$5,208	$(7,183)
Stock compensation expense	5,176	4,395	14,519	12,314
Amortization of purchased intangible assets	454	461	1,358	1,359

Non-GAAP measure of income from operations	$7,689	$4,240	$21,085	$6,490

Net income (loss)	$1,922	$(1,122)	$4,276	$(7,262)
Stock compensation expense	5,176	4,395	14,519	12,314
Amortization of purchased intangible assets	454	461	1,358	1,359

Non-GAAP measure of net income	$7,552	$3,734	$20,153	$6,411

Basic net income (loss) per share	$0.03	$(0.02)	$0.07	$(0.12)
Stock compensation expense	0.08	0.07	0.23	0.21
Amortization of purchased intangible assets	0.01	0.01	0.02	0.02

Non-GAAP measure of net income per share	$0.12	$0.06	$0.32	$0.11

Diluted net income (loss) per share	$0.03	$(0.02)	$0.06	$(0.12)
Stock compensation expense	0.07	0.07	0.22	0.20
Amortization of purchased intangible assets	0.01	0.01	0.02	0.02

Non-GAAP measure of net income per share	$0.11	$0.06	$0.30	$0.10

Shares used in computing basic net income per share	63,507	59,987	62,271	59,476

Shares used in computing diluted net income per share	67,417	59,987	66,361	59,476
Incremental shares from the assumed conversion of dilutive stock options	949	3,540	933	3,648

Shares used in computing Non-GAAP diluted net income per share	68,366	63,527	67,294	63,124